Exhibit 4(c)

AMENDMENT
TO
THE SECOND AMENDED AND RESTATED
CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
OF
SHELTER PROPERTIES II LIMITED PARTNERSHIP

THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF SHELTER PROPERTIES II LIMITED PARTNERSHIP (this "Amendment") is entered into as of September 27, 2007, by and among Shelter Realty II Corporation, a South Carolina corporation, in its capacity as corporate general partner (the "Corporate General Partner"), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, Shelter Properties II Limited Partnership, a South Carolina limited partnership (the "Partnership"), is governed pursuant to the terms of that certain Amended and Restated Certificate and Agreement of Limited Partnership, dated as of March 25, 1981, as amended by that certain Second Amended and Restated Certificate and Agreement of Limited Partnership dated as of April 30, 1981 (as further amended, the "Partnership Agreement"); and

WHEREAS, the Corporate General Partner has obtained consents of the requisite percentage-in-interest of the Limited Partners (i.e., Limited Partners who own more than 50% of the outstanding Units), necessary to amend the Partnership Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1

Power and Authority of the Corporate General Partner. Section 8.1 of the Partnership Agreement is hereby amended by adding the following sentence to the end of such paragraph:

"Notwithstanding anything in this Section 8.1 or in Section 8.2 to the contrary, the Corporate General Partner may cause the Partnership to enter into any contract with the Corporate General Partner or its Affiliates to provide services to the Partnership in connection with redevelopment of any of the properties owned by the Partnership, and receive fees or other compensation from the Partnership for such services, provided that any such fees or other compensation shall not exceed an amount which is competitive in price and terms with other nonaffiliated persons rendering comparable services."

2

Limitation on General Partners' Power and Authority. Section 8.2(u) of the Partnership Agreement is hereby amended by adding the following sentence to the end of such paragraph:

"Notwithstanding anything in this Section 8.2(u) to the contrary, the General Partners and their affiliates may make loans to the Partnership on third-party market terms (which may include rates of interest in excess of the maximum allowable under the preceding sentence) in connection with any operating deficits or other contingencies of the Partnership or redevelopment costs incurred in connection with the Partnership's properties."

Miscellaneous.

(a) Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict or apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b)

Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed. Except as amended hereby, the Partnership Agreement shall continue, unmodified, and in full force and effect.

(c)

Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(d)

Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The General Partner:

SHELTER REALTY II CORPORATION

By:

/s/Harry Alcock

Harry Alcock

Title:  EVP

The Limited Partners:

AIMCO IPLP, L.P.

By:

AIMCO/IPT, Inc., Its

General Partner

By:

/s/Harry Alcock

Harry Alcock

Title:  EVP

COOPER RIVER PROPERTIES, LLC

By:

AIMCO IPLP, L.P.,

Its Sole Member

By:

AIMCO/IPT, Inc.,

Its General Partner

By:

/s/Harry Alcock

Harry Alcock

Title:  EVP

AIMCO PROPERTIES, L.P.

By:

AIMCO-GP, Inc., Its

General Partner

By:

/s/Harry Alcock

Harry Alcock

Title:  EVP